UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25, 2013

Wesco Aircraft Holdings, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35235	20-5441563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27727 Avenue Scott

Valencia, California 91355

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (661) 775-7200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 25, 2013, John Jumper notified Wesco Aircraft Holdings, Inc. (the “Company”) that he is resigning from his position as a director, effective immediately. Mr. Jumper’s resignation from the Company’s Board of Directors (the “Board”) is the result of competing demands on his schedule due to his appointment last year as Chief Executive Officer and President of SAIC, Inc. Mr. Jumper’s resignation is not related to a disagreement with the Company.

The Company is in the process of identifying a successor to fill the vacancy created by Mr. Jumper’s resignation. Accordingly, the Board will have eight members until a successor is appointed.

A copy of the Company’s press release announcing Mr. Jumper’s resignation is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, issued by the Company on March 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2013	WESCO AIRCRAFT HOLDINGS, INC.

	By:	/s/ Gregory A. Hann
Gregory A. Hann Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, issued by the Company on March 26, 2013